Exhibit 8.1

Brown, Winick, Graves, Gross,
Baskerville and Schoenebaum, P.L.C.

ATTORNEYS AT LAW
666 GRAND AVENUE, SUITE 2000 DES MOINES, IOWA 50309-2510 TELEPHONE: (515) 242-2400 FACSIMILE: (515) 283-0231 URL: www.ialawyers.com Offices in: West Des Moines, Iowa Pella, Iowa
Richard W. Baskerville
Bruce Graves
Steven C. Schoenebaum
Harold N. Schneebeck
Paul D. Hietbrink
William C. Brown
Richard K. Updegraff
Paul E. Carey
Douglas E. Gross
John D. Hunter
James H. Gilliam
Robert D. Andeweg
Alice Eastman Helle
Michael R. Blaser
Thomas D. Johnson
Christopher R. Sackett
Sean P. Moore
Nancy S. Boyd
James L. Pray
Brenton D. Soderstrum
Michael D. Treinen
Scott L. Long
Ronni F. Begleiter
Miranda L. Hughes
Kelly D. Hamborg
William E. Hanigan
Mary A. Ericson
Barbara B. Burnett
Michael J. Green
Michael A. Dee
Danielle Dixon Smid
Deborah J. Schmudlach
Brian P. Rickert
Valerie D. Bandstra
Alexander M. Johnson
James S. Niblock
Ann Holden Kendell
Rebecca A. Brommel
Kelly K. Helwig
Mark E. Roth
Tina R. Thompson
Brian M. Green
Dustin D. Smith
Adam W. Jones
Catherine C. Cownie
Erick D. Prohs
Laura N. Martino
			Amy R. Piepmeier	Patents and Trademarks G. Brian Pingel Camille L. Urban Of Counsel: Marvin Winick Walter R. Brown (1921-2000)
WRITER'S DIRECT DIAL NO. (515) 242-2416 WRITER'S E-MAIL ADDRESS carey@ialawyers.com

September 22, 2005

Board of Directors
Advanced BioEnergy, LLC
910 9th Street
Fairmont, NE 68354

Re:
2005 Registration Statement on Form SB-2; Tax Matters

Dear Sirs:

        As counsel for Advanced BioEnergy, LLC, (the "Company"), we furnish the following opinion in connection with the proposed issuance by the Company of up to 6,732,500 of its membership interests (the "Units").

        We have acted as legal counsel to the Company in connection with its offering of the Units. As such, we have participated in the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Form SB-2 Registration Statement dated May    , 2005 relating to that offering (the "Registration Statement").

        You have requested our opinion as to matters of federal tax law that are described in the Registration Statement. We are assuming that the offering will be consummated and that the operations of the Company will be conducted in a manner consistent with that described in the Registration Statement. We have examined the Registration Statement and such other documents as we have deemed necessary to render our opinion expressed below.

        Based on the foregoing, all statements as to matters of law and legal conclusions contained in the Registration Statement under the heading "Federal Income Tax Consequences of Owning Our Units" reflect our opinion. That section of the Registration Statement is a general description of the principal federal income tax consequences that are expected to arise from the ownership and disposition of Units, insofar as it relates to matters of law and legal conclusions. That section also addresses all material federal income tax consequences to prospective unit holders of the ownership and disposition of units.

        Our opinion extends only to matters of law and does not extend to matters of fact. With limited exceptions, the discussion relates only to individual citizens and residents of the United States and has limited applicability to corporations, trusts, estates or nonresident aliens. The opinion expressed herein shall be effective only as of the date of this opinion letter. The opinion set forth herein is based upon known facts and existing law and regulations, all of which are subject to change prospectively and retroactively. We assume no obligation to revise or supplement such opinions as to future changes of law or fact.

        An opinion of legal counsel represents an expression of legal counsel's professional judgment regarding the subject matter of the opinion. It is neither a guarantee of the indicated result nor is it an undertaking to defend the indicated result should it be challenged by the Internal Revenue Service. This opinion is in no way binding on the Internal Revenue Service or on any court of law.

        We consent to the discussion in the Registration Statement of this opinion, the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement.

                      Yours truly,

                      Paul E. Carey